Exhibit 10

CONSULTING AGREEMENT

This Consulting Agreement ("Agreement”), dated the 5th day of February, 2013, is by and between AWG International Water Corporation (“AWGI” or “Company”), a Nevada corporation, and Frontier Mutual, LLC (“LLC”), a Washington Limited Liability Company, with respect to the following facts:

A.

WHEREAS AWGI is a publicly held company, quoted on the FINRA OTC BB, and needs assistance in managing information flow to investors and advice on current and future capital structure, "Communication and Business Services".

B.

WHEREAS LLC's manager has experience in corporate acquisitions, corporate finance and business development "Business Services";

C.

WHEREAS AWGI desires to engage LLC to assist in performing Communication and Business Services, as described in Paragraph 2 of this Agreement, pursuant to the terms and conditions of this Agreement.

D.

LLC desires to provide Services to AWGI pursuant to the terms and conditions of Agreement. For the purposes of this Agreement, LLC will mean Frontier Mutual, LLC acting through its manager, Wes Sodorff, exclusively.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, THE PARTIES HERETO AGREE TO BE BOUND AS FOLLOWS:

1.

APPOINTMENT OF LLC AS CONSULTANT.  AWGI grants to LLC for the Term of Agreement, the authority to provide Communication and Business Services upon the terms and conditions set forth in Agreement.  LLC will report directly to Mr. Jeff Stockdale, while he may work closely with other executives as well.

2.

SERVICES.  LLC, as an independent contractor, will provide the following Services to AWGI during the term of Agreement as reasonably requested or required by AWGI:

(a)

Act as Investor Relations liaison to AWGI’s shareholders and, or investors;

(b)

Advise in structuring for raising capital for the purpose of implementing the Company’s operational business plans;

(c)

Consult with the Company about its present and future capital structure;

(d)

Originate product sales to new customers and distributors by actively seeking and developing these relationships for the benefit of AWGI;

(e)

Provide the Company with a written monthly summary report of Services performed, recommendations, status report by prospective customers, status report by prospective distributors, including names, addresses, phone numbers, etc.

(f)

AWGI acknowledges that LLC will limit its role under this Agreement to that of an consultant, and that LLC is not, and will not become, engaged in the business of:

a.

effecting securities transactions for or on the account of AWGI;

b.

providing investment advisory services as defined in the Investment Advisors Act of 1940; or

c.

providing tax, legal or other services except as specifically set forth in Agreement.

3.

COMPENSATION.    As compensation for providing Services described herein, AWGI agrees to compensate LLC as follows:

AWGI Consulting Agreement – Frontier Mutual, LLC. February 5, 2013

(a)

During the Term of Agreement, the Company agrees to pay LLC the sum of ten thousand ($10,000) dollars monthly commencing February 1, 2013.  Compensation will be paid in arrears within the ten (10) days following the month in which Services are performed.

(b)

During the Term of Agreement, the Company agrees to pay LLC product sales commission for referrals or introductions that result in Company product sales from new customers or distributors originated by LLC.

(i)

Commissions will be earned and paid to LLC for a two-year period following the first qualified sale originated by LLC commencing the relationship between the new customer/distributor and the Company. A relationship is commenced with the Company's receipt of a non-refundable deposit towards a purchase order.

i.

The Commission will be calculated as follows for all sales with a Gross Margin of 35% or higher. (Gross Margin = total sales as invoiced to a customer on an individual invoice less the cost of the product). The Gross Margin minimum requirement will be waived if subsequent sales to the LLC customer are negotiated lower by the Company.

ii.

Year #1 – Gross margin times 2%

iii.

Year #2 – Gross margin times 1%

iv.

Year #3 and beyond – No commissions will be paid for any customer/distributor relationships originated after the termination of this agreement. However, commissions will be paid on all qualifying Gross Margin sales for a two year period regardless of the term of this agreement as provided for in (ii) and (iii) above.  For example, a commission may be payable on a new customer/distributor for a relationship originated during year 1 of this Agreement and the commissions would continue to be paid for a two-year period, including any time after this Agreement terminates.  AWGI will pay commissions on each new LLC customer relationship that has commenced during this Agreement for a two-year period regardless of the term of this Agreement.

(ii)

Timing of payment of commission – commission will be paid quarterly and will be paid within twenty (20) days after the end of the fiscal quarter in which the customer/distributor pays the related invoice in full.

(c)

Except as otherwise expressly provided in writing, the Company and LLC agree that all expenses including all expenses of a transactional nature such as legal counsel, deposit requirements, and third party payments; and all other expenses of an operational nature, such as telephone, telefax, secretarial, office and entertainment, will be borne by the party that incurs those expenses.

(d)

On February 1, 2013, the Company will grant to LLC warrants to purchase 1,500,000 common shares in Company which vest on February 1, 2014 with an exercise price of $0.03 per share and 3-year expiration after vesting.

(e)

On February 1, 2013, the Company will grant LLC warrants  to purchase 1,000,000 common shares in Company with an exercise price of $.03 per share and 3-year expiration after vesting to LLC which will vest pursuant to the following terms, whichever occurs first:

i.

 On August 1, 2014 on a prorated basis based upon LLC achieving $1,000,000 of fully collected sales at a minimum of 35% Gross Margin in new business to the Company.  If LLC fails to reach the $1,000,000 of fully collected sales target, the warrants will be proportionately reduced.  For

AWGI Consulting Agreement – Frontier Mutual, LLC. February 5, 2013

example, if LLC reaches $500,000, only 50% of the warrants would vest and the other 50% would not and would be cancelled.  The Gross Margin minimum requirement will be waived if subsequent sales to the LLC customer are negotiated lower by the Company.

ii.

Upon LLC achieving $1,000,000 of fully collected sales at a minimum of 35% Gross Margin in new business to the company prior to August 1, 2014.  The Gross Margin minimum requirement will be waived if subsequent sales to the LLC customer are negotiated lower by the Company.

LLC acknowledges that the warrants and the shares, including the shares underlying the warrants  will be restricted securities as defined under the Securities Act of 1933 and that they will be subject to the following restriction, which will be noted as a legend in substantially the following form on the face of the certificates representing the shares and the warrants:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE (THE "LAW").  SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER SAID SHARES NOR ANY INTEREST THEREIN MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND QUALIFICATION UNDER THE LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED AS TO SAID

4.

TERM OF AGREEMENT.  This Agreement will commence on February 1, 2013 (“Effective Date”) and continue until January 31, 2014 (“Term”). Either party may terminate this Agreement without penalty at any time upon either mutual written consent or by providing the other party with 30-days prior written notice of such termination.  The termination of this Agreement will have no effect on AWGI's obligation to pay Commissions to LLC on qualifying product sales.

5.

EFFECT OF TERMINATION.  Upon termination of Agreement by either party, AWGI will pay to LLC all fees earned to the date of such termination, subject to and in accordance with Paragraph 3 above.

6.

REPRESENTATIONS OF AWGI.  AWGI represents and warrants to LLC that the disclosure documents regarding AWGI and its business, assets and liabilities are and will be true and correct and contain and will contain no material omission or misstatement of the facts.  AWGI agrees to keep LLC informed as to any changes in material facts regarding AWGI, its proposed business, its assets and liabilities, or any other matters referred to in the disclosure documents provided by AWGI.

7.

INDEPENDENT CONTRACTOR.  LLC will act at all times hereunder as an independent contractor with respect to AWGI, and not as an employee, partner, agent or co-venturer of or with AWGI.  Except as set forth herein, AWGI will neither have nor exercise control or direction whatsoever over the operations of LLC, and LLC will neither have nor exercise any control or direction whatsoever over the employees, agents or subcontractors of AWGI.

8.

NO AGENCY CREATED.  No agency, employment, partnership or joint venture will be created by this Agreement, as LLC is an independent contractor as that term is defined in the Internal Revenue Code of 1986, as amended.  LLC will have no authority as an agent of AWGI or to otherwise bind AWGI to any agreement, commitment, obligation, contract, instrument, undertaking, arrangement, certificate or other matter.  Each party hereto will refrain from making any representation intended to create an apparent agency, employment, partnership or joint venture relationship between the parties.

AWGI Consulting Agreement – Frontier Mutual, LLC. February 5, 2013

9.

INDEMNIFICATION.

(a)  Indemnity by AWGI.  The  Company agrees to indemnify and hold harmless LLC and his agents and employees against any losses, claims, damage or liabilities, joint or several, to which LLC or any other such person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material, or arising out of or based upon the omission or alleged omission to state therein or necessary to make the statements therein not misleading and will reimburse LLC or any such other person for any such legal or other expenses reasonably incurred by LLC or any such person in connection with investigation or defending any such loss, claim, damage, liability or action, suit or proceeding provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim damage or liability arises out of or is based  upon an untrue statement or alleged untrue statement in, or omission or alleged omissions in reliance upon and in conformity with written information furnished to the Company by LLC specifically for use in preparations thereof.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)  Indemnity by LLC.  LLC will indemnify and hold harmless the Company, each of its directors, each of its officers, or persons, if any, who control the Company within the meaning of the Act against any losses, claims, damages or liabilities to which the Company  or any such other person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities to which the Company or any  such other person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions, suits, or proceedings in respect thereof) arise out of or are based upon  any untrue statement or alleged untrue statement  of any material fact that may arise out of or are based upon the omission to state therein a material fact that may arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omissions in reliance upon and in conformity with written information furnished to the Company by the LLC specifically for use in the preparation thereof and will reimburse any legal or other expenses reasonably incurred by the Company or any such other person in connection with investigating or defending any such loss, claim, damage, liability, or action, suit or proceeding. This indemnity agreement will be in addition to any liability which the LLC might have.

Furthermore, LLC will indemnify and hold harmless AWGI, its officers, directors, shareholders and employees, as well as its subsidiaries, and their respective officers, directors and employees, against any and all claims or demands for fees, costs, expenses or other payments made from or by any third party pursuant to any agreement with LLC, with respect to Agreement.

(c)  Actions Relating to Indemnity.  Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, suit or proceeding, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this section, notify the indemnifying party of the commencement thereof:  But the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this section.  In any case such action, suit or proceeding is brought against any indemnified party and it notifies the indemnifying  party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent may wish jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party,  and after notice from the indemnifying party to such indemnifying  party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable cost of investigation.

AWGI Consulting Agreement – Frontier Mutual, LLC. February 5, 2013

10.

NOTICES.  Any notice required or permitted to be given pursuant to this Agreement will be in writing (unless otherwise specified herein) and will be deemed effectively delivered upon personal delivery or upon receipt by the addressee by courier or by telefax addressed to each of the other Parties thereunto entitled at the respective address listed below, with a copy by email, or at such other addresses as a Party may designate by ten (10) days advance written notice:

If to AWGI:

AWG International Water Corporation

7721 East Trent Avenue

Spokane, Washington 99212

Attn: Jeff Stockdale, President

Tel: 509-389-2395

Email: jeff.stockdale@awginternational.com

If to LLC:

Frontier Mutual, LLC.

7721 East Trent Avenue

Spokane, Washington 99212

Attn: Wes Sodorff, Manager

Tel: 509-370-3696

Email: wesleysody@comcast.net

11.

ASSIGNMENT.  Agreement will not be assigned, pledged or transferred in any way by either party hereto without the prior written consent of the other party.  Any attempted assignment, pledge, transfer or other disposition of Agreement or any rights, interests or benefits herein contrary to the foregoing provisions will be null and void.

12.

CONFLICTING AGREEMENTS.  LLC and AWGI represent and warrant to each other that the entry into Agreement and the obligations and duties undertaken hereunder will not conflict with, constitute a breach of or otherwise violate the terms of any agreement or court order to which either party is a party, and that each party is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into Agreement.

13.

NO WAIVER.  No terms or conditions of Agreement will be deemed to have been waived, nor will any party hereto be stopped from enforcing any provisions of Agreement, except by written instrument of the party charged with such waiver or estoppel.  Any written waiver will not be deemed a continuing waiver unless specifically stated, will operate only as to the specific term or condition waived, and will not constitute a waiver of such term or condition for the future or as to any act other than specifically waived.

14.

GOVERNING LAW.  Agreement will be governed by and construed in accordance with the laws of the State of Washington.

15.

ENTIRE AGREEMENT.  Agreement contains the entire agreement of the parties hereto in regard to the subject matter hereof and may not be changed orally but only by written document signed by the party against whom enforcement of the waiver, change, modification, extension or discharge is sought.  Agreement supersedes all prior written or oral agreements by and among AWGI or any of its subsidiaries or affiliates and LLC or any of its affiliates with respect to the subject matter of Agreement.

AWGI Consulting Agreement – Frontier Mutual, LLC. February 5, 2013

16.

PARAGRAPH HEADINGS.  Headings contained therein are for convenience only.  They are not a part of this Agreement and are not to affect in any way the substance or interpretation of Agreement.

17.

SURVIVAL OF PROVISIONS.  In case any one or more of the provisions or any portion of any provision set forth in Agreement should be found to be invalid, illegal or unenforceable in any respect, such provision(s) or portion(s) thereof will be modified or deleted in such manner as to afford the parties the fullest protection commensurate with making Agreement, as modified, legal and enforceable under applicable laws.  The validity, legality and enforceability of any such provisions will not in any way be affected or impaired thereby and such remaining provisions will be construed as severable and independent thereof.

18.

BINDING EFFECT.  Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns, subject to the restriction on assignment contained in Paragraph 11 of Agreement.

19.

ATTORNEY'S FEES.  The prevailing party in any legal proceeding arising out of or resulting from Agreement will be entitled to recover its costs and fees, including, but not limited to, reasonable attorneys' fees and post judgment costs, from the other party.

20.

GENDER; PRONOUNS.  The use of the masculine will refer to the feminine or neuter in circumstances in which the context otherwise requires and the singular will refer to the plural in circumstances in which the context otherwise requires.

21.

AUTHORIZED AGENT.  The persons executing Agreement on behalf of AWGI and LLC hereby represent and warrant to each other that they are the duly authorized representatives of their respective entities and that each has taken all necessary corporate or partnership action to ratify and approve the execution of Agreement in accordance with its terms.

22.

ADDITIONAL DOCUMENTS.  Each of the parties to Agreement agrees to provide such additional duly executed (in recordable form, where appropriate) agreements, documents and instruments as may be reasonably requested by the other party in order to carry out the purposes and intent of Agreement.

23.

COUNTERPARTS & TELEFACSIMILE.  Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which will constitute one agreement.  A telefax of Agreement may be relied upon as full and sufficient evidence as an original.

IN WITNESS WHEREOF, the parties hereto have executed Agreement dated February 5, 2013.

AWG International Water Corporation

Frontier Mutual, LLC.

/s/ Jeff T. Stockdale

/s/ G. Wesley Sodorff

______________________

_____________________

Jeff T. Stockdale, President

G. Wesley Sodorff, Manager

February 5, 2013

February 5, 2013

______________________

_____________________

Dated

Dated

AWGI Consulting Agreement – Frontier Mutual, LLC. February 5, 2013